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                                                                   EXHIBIT 99.4

                             WONDERWARE CORPORATION

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

        THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "AGREEMENT") is made as of February 24, 1998 between WONDERWARE CORPORATION, a Delaware corporation (the "COMPANY"), and THE FIRST NATIONAL BANK OF BOSTON (the "RIGHTS AGENT").

        WHEREAS, the Company and the Rights Agent entered into that certain Rights Agreement dated as of February 15, 1996 (the "RIGHTS AGREEMENT") (capitalized terms used but not defined herein shall have the meaning assigned to them in the Rights Agreement); and

        WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as provided below.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment Agreement hereby agree as follows:

                                    AMENDMENT

1.      AMENDMENT OF THE RIGHTS AGREEMENT.

        1.1 Section 1(a) of the Rights Agreement is hereby amended by the addition of the following sentence at the end of the Section:

        "Notwithstanding the foregoing, any Person who acquires Common Shares solely in a Permitted Transaction shall not be deemed to be an "Acquiring Person" for purposes of this Agreement."

        1.2 Section 1 is hereby amended by the addition of the following Section (o):

               "(O) "PERMITTED TRANSACTION" means a cash tender offer for the Company's Common Shares made in accordance with the Agreement and Plan of Merger dated February 24, 1998, by and among Siebe plc, a United Kingdom public limited company ("Siebe"), WDR Acquisition Corp. a Delaware corporation and indirect wholly-owned subsidiary of Siebe ("Purchaser"), WDR Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser, and the Company, as such tender offer or Agreement and Plan of Merger may be amended from time to time as permitted by the Agreement and Plan of Merger (collectively, the "Merger Agreement") and a merger effected in accordance with the Merger Agreement."






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        1.3 Clause (iv) of Section 25(a) of the Rights Agreement is hereby amended by the addition of "except in connection with a Permitted Transaction" at the end of the clause.

2. NO OTHER AMENDMENT. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective when executed and delivered by the Company and the Rights Agent as provided under Section 27 of the Rights Agreement.

        The foregoing Amendment is hereby executed as of the date first above written.

THE COMPANY:

WONDERWARE CORPORATION


By: /s/ Sam Auriemma
   ---------------------------------------------

Title:  Vice President, Finance and Chief Financial Officer


RIGHTS AGENT:

THE FIRST NATIONAL BANK OF BOSTON


By: /s/ Geoffrey D. Anderson
   ---------------------------------------------

Title:  Director














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